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                                                                     EXHIBIT 4.2

NOTICE OF FINAL AGREEMENT

TO:      CARRIZO OIL & GAS, INC.
         14811 ST. MARY'S LANE, SUITE 148
         HOUSTON, TEXAS  77079
         ATTENTION:  FRANK A. WOJTEK, VICE PRESIDENT

         (COLLECTIVELY, WHETHER ONE OR MORE, "BORROWER")

As of the effective date of this Notice, Borrower and COMPASS BANK ("Bank") have consummated a transaction pursuant to which Bank has agreed to make a loan or loans to Borrower, or to renew and extend an existing loan or loans to Borrower, which is comprised of a reducing revolving loan in the amount of up to $75,000,000 and a term loan in the amount of $7,000,000.00 (collectively, the "Loan").

In connection with the Loan, Borrower and Bank and the guarantors and other obligors, if any (collectively, whether one or more, "Other Obligors") have executed and delivered certain agreements, instruments and documents (collectively hereinafter referred to as the "Written Loan Agreement").

It is the intention of Borrower, Bank and Other Obligors that this Notice be incorporated by reference into each of the written agreements, instruments and documents comprising the Written Loan Agreement. Borrower, Bank and Other Obligors each warrants and represents that the entire agreement made and existing by or among Borrower, Bank and Other Obligors with respect to the Loan is contained within the Written Loan Agreement, as amended and supplemented hereby, and that no agreements or promises have been made by, or exist by or among, Borrower, Bank and Other Obligors that are not reflected in the Written Loan Agreement.

THE WRITTEN LOAN AGREEMENT REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.

THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

Each party hereto acknowledges that this Agreement may be executed in several counterparts by each party at different times and in different locations; that each separate counterpart bearing the signature of any party may be effectively delivered to the other parties by the delivery of an electronic facsimile sent via telecopier; that each party so delivering any such counterpart shall be bound by its facsimile signature thereon; and that the signature pages from counterparts signed by each party may be collated into one or more copies of this agreement, which shall constitute one and the same agreement among all parties hereto.

Effective Date: September 24, 1998.

ACKNOWLEDGED AND AGREED

BORROWER:                                            BANK:

CARRIZO OIL & GAS, INC.                              COMPASS BANK

By:                                          By:
   --------------------------------             --------------------------------
         Frank A. Wojtek                                 Kathleen J. Bowen
         Vice President                                  Vice President

GUARANTORS:


---------------------------------
         Paul B. Loyd, Jr.


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         Steven A. Webster


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         Douglas A.P. Hamilton